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                                                                    Exhibit 23.1
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                        CONSENT OF INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-3 and related Prospectus of Community Trust Bancorp, Inc. CTBI Preferred Capital Trust for the registration of 1,200,000 shares of Trust Preferred Securities and to the incorporation by reference therein of our report dated January 13, 1997, with respect to the consolidated financial statements of Community Trust Bancorp, Inc. included in the Community Trust Bancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP
                                        /s/ Ernst & Young LLP

March 21, 1997